Exhibit 99.1

NEWS RELEASE

Contact: Michele Long Senior Director – Communications Phone (610) 251-1000 mmlong@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations and Controller Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH GROUP COMPLETES REFINANCING TRANSACTIONS

Issues $700 Million of 8.875% Senior Secured First Lien Notes due 2024

Repays and Terminates Revolving Credit Facility

Amends Receivables Securitization Facility

BERYWN, PA, August 17, 2020 /PRNewswire/ – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today announced the consummation of a series of strategic refinancing transactions, including the closing of its previously announced offering of $700.0 million of its 8.875% senior secured first lien notes due 2024 (the “Notes”), the repayment and termination of its revolving credit facility and amendments to its receivables securitization facility.

The Company raised $688.5 million in net proceeds from the offering, of which $335.6 million was used to repay and retire the loans and other amounts outstanding under its revolving credit facility and the remainder was used to cash collateralize the letters of credit issued under the revolving credit facility and existing cash management obligations, to pay accrued interest, fees and expenses, and to increase the Company’s available cash for general corporate purposes. In connection with the repayment of its revolving credit facility, the Company also terminated all commitments thereunder.

On August 17, 2020, the Company also entered into amendments to its receivables securitization facility to reduce the maximum facility size from $75.0 million to $50.0 million and to provide the Company with greater flexibility by removing covenants that require the Company to maintain certain financial ratios.

The Notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, or state securities laws and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

About Triumph

The Company, headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Notes Offering and the intended use of proceeds. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company’s reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Widespread health developments, including the recent global coronavirus (COVID-19), and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which the Company operates, its manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for its products, which could result in a material adverse effect on its business, financial conditions and results of operations.

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